Exhibit 23.1







                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference of our report dated February 21, 2003 accompanying the consolidated financial statements of Natural Gas Services Group, Inc., also incorporated by reference in the Form S-8 Registration Statement of Natural Gas Services Group, Inc.




HEIN + ASSOCIATES LLP

Dallas, Texas
December 3, 2003